      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 2002
                                                           REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                             THE J. JILL GROUP, INC.
             (Exact name of registrant as specified in its charter)



DELAWARE                                                  04-2973769
(State or other jurisdiction                          (I.R.S. employer
of incorporation or organization)                    identification no.)
4 BATTERYMARCH PARK, QUINCY, MASSACHUSETTS                 02169
(Address of principal executive offices)                 (Zip code)



                             THE J. JILL GROUP, INC.
     AMENDED AND RESTATED 2001 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN
                            (Full title of the plan)
                              --------------------

                                 GORDON R. COOKE
    PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS
                             THE J. JILL GROUP, INC.
                               4 BATTERYMARCH PARK
                           QUINCY, MASSACHUSETTS 02169
                     (Name and address of agent for service)

                                 (617) 376-4300
          (Telephone number, including area code, of agent for service)
                              --------------------

                                 WITH COPIES TO:
                             DAVID R. PIERSON, ESQ.
                                 FOLEY HOAG LLP
                              155 SEAPORT BOULEVARD
                           BOSTON, MASSACHUSETTS 02210
                                 (617) 832-1000
                              --------------------

                         CALCULATION OF REGISTRATION FEE


======================= ======================== ======================= ===================== =====================
       TITLE OF                 AMOUNT              PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
   SECURITIES TO BE              TO BE               OFFERING PRICE            AGGREGATE           REGISTRATION
      REGISTERED              REGISTERED               PER SHARE            OFFERING PRICE             FEE
----------------------- ------------------------ ----------------------- --------------------- ---------------------
    common stock,
   $0.01 par value           750,000 shares (1)        $20.755(2)           $15,566,250(2)         $1,432.10(2)
======================= ======================== ======================= ===================== =====================


(1) Represents shares of common stock issuable upon exercise of stock options available for grant under The J. Jill Group, Inc. Amended and Restated 2001 Incentive and Non-Statutory Stock Option Plan. All share numbers in this registration statement reflect a three-for-two split of the common stock in the form of a stock dividend paid on June 28, 2002.
(2) Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on July 22, 2002.


     This Registration Statement covers 750,000 shares of our common stock issuable pursuant to our Amended and Restated 2001 Incentive and Nonqualified Stock Option Plan. These shares are in addition to the 1,500,000 shares of common stock registered pursuant to the Registration Statement on Form S-8, File No. 333-67832, which we filed with the Securities and Exchange Commission on August 17, 2001. All share numbers in this registration statement reflect a three-for-two split of our common stock in the form of a stock dividend paid on June 28, 2002.

     THE CONTENTS OF OUR REGISTRATION STATEMENT ON FORM S-8, FILE NO. 333-67832, ARE INCORPORATED HEREIN BY REFERENCE.

================================================================================

                                     PART II

ITEM 8.  EXHIBITS.



EXHIBIT
NUMBER             DESCRIPTION
-------            -----------
  4.1              Amended and Restated 2001 Incentive and Non-Statutory Stock Option Plan.
  5.1              Opinion of Foley Hoag LLP.
 23.1              Consent of PricewaterhouseCoopers LLP.
 23.2              Consent of Foley Hoag LLP (included in Exhibit 5.1).
 24.1              Power of attorney (contained on the signature page of this registration statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Massachusetts, as of July 25, 2002.


                                  THE J. JILL GROUP, INC.


                                  By:   /s/ Olga L. Conley
                                    ----------------------------------------
                                    Olga L. Conley
                                    President-- Corporate Services,
                                    Chief Financial Officer and Treasurer


                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Gordon R. Cooke and Olga L. Conley, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities on the date indicated.




           SIGNATURE                                      TITLE
           ---------                                      -----
                                         President, Chief Executive Officer and
       /s/Gordon R. Cooke                Chairman of the Board of Directors
---------------------------------        (principal executive officer) and Director       July 25, 2002
        Gordon R. Cooke


                                         President -- Corporate Services, Chief
       /s/Olga L. Conley                 Financial Officer and Treasurer (principal
---------------------------------        financial officer)                               July 25, 2002
         Olga L. Conley


       /s/Linda L. Trudel                Vice President/Corporate Controller
---------------------------------        (principal accounting officer)                   July 25, 2002
        Linda L. Trudel


     /s/William E. Engbers
---------------------------------        Director                                         July 25, 2002
       William E. Engbers


---------------------------------        Director
        Brett D. Heffes


---------------------------------        Director
        Thomas J. Litle


       /s/Ruth M. Owades
---------------------------------        Director                                         July 25, 2002
         Ruth M. Owades

     /s/ Samuel L. Shanaman
---------------------------------        Director                                         July 25, 2002
       Samuel L. Shanaman


      /s/Jonathan P. Ward
---------------------------------        Director                                         July 25, 2002
        Jonathan P. Ward

                                  EXHIBIT INDEX



EXHIBIT
NUMBER             DESCRIPTION
-------            -----------
  4.1              Amended and Restated 2001 Incentive and Non-Statutory Stock Option Plan.
  5.1              Opinion of Foley Hoag LLP.
 23.1              Consent of PricewaterhouseCoopers LLP.
 23.2              Consent of Foley Hoag LLP (included in Exhibit 5.1).
 24.1              Power of attorney (contained on the signature page of this registration statement).